Exhibit 99.1

Fifth Street Asset Management Inc. Announces Closing of $309.5 Million Debut CLO

GREENWICH, CT, February 19, 2015 – Fifth Street Asset Management Inc. (NASDAQ:FSAM) (“FSAM”) today announced the closing of Fifth Street Senior Loan Fund I, LLC (“FS SLF I”), a $309.5 million collateralized loan obligation (“CLO”). FS SLF I represents FSAM’s initial CLO under management and its pricing was the first for a debut manager in 2015.

FS SLF I is primarily invested in middle market senior secured loans sourced and originated through the Fifth Street platform. The vehicle has a four-year reinvestment period. FSAM sold securities rated from Aaa through Ba3 and retained some of the equity interests and Class F notes. Wells Fargo Securities, LLC served as the Placement Agent.

“The CLO product leverages the Fifth Street platform and provides another source of senior debt capital to invest in directly originated loans with attractive risk-adjusted returns to support our private equity clients,” commented Ivelin M. Dimitrov, Chief Investment Officer of FSAM, adding, “We are pleased with the institutional interest that we received as a first-time issuer and believe it validates the strength of our direct origination platform and the opportunities available in the middle market. We were glad to once again partner with Wells Fargo, a long-time supporter of the Fifth Street platform, to structure and market our debut CLO offering.”

“We are excited about closing our first CLO, which represents an important milestone in the continued growth of this complementary product offering. Successfully entering this business line demonstrates Fifth Street’s ability to expand and diversify our middle market credit platform,” stated Leonard M. Tannenbaum, Chief Executive Officer of FSAM, adding, “Closing the CLO during the first quarter of 2015 was one of our stated goals and we look forward to providing updates as we continue to deliver on our plan.”

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a growing credit-focused asset manager. The firm has over $6 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With a 16-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street’s national origination strategy, proven track record and established platform are supported by approximately 100 professionals across locations in Greenwich, Chicago, Palo Alto and Dallas. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:

Robyn Friedman, Vice President, Investor Relations

(203) 681-3720

ir-fsam@fifthstreetfinance.com

Media Contact:

Nick Rust

Prosek Partners

(212) 279-3115 ext. 252

pro-fifthstreet@prosek.com